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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
META GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: not applicable
	(2)	Aggregate number of securities to which transactions applies: not applicable
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        not applicable

	(4)	Proposed maximum aggregate value of transaction: not applicable
	(5)	Total fee paid: not applicable
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: not applicable
	(2)	Form, Schedule or Registration Statement No.: not applicable
	(3)	Filing Party: not applicable
	(4)	Date Filed: not applicable

META GROUP, INC.
208 Harbor Drive
Stamford, Connecticut 06912-0061

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2002

To the Stockholders of META Group, Inc.:

        The Annual Meeting of Stockholders of META Group, Inc., a Delaware corporation (the "Corporation"), will be held on Monday, May 20, 2002 at 9:00 a.m., local time, at The Sheraton Stamford Hotel, 2701 Summer Street, Stamford, CT 06905, for the following purposes:

  (1)
  To elect two members to the Board of Directors as Class I Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

  (2)
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on March 26, 2002 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may also complete a proxy by telephone or via the Internet in accordance with the instructions listed on the proxy card. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                      By Order of the Board of Directors

                      John A. Piontkowski
                       Secretary

Stamford, Connecticut
April 23, 2002

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL PRIOR TO THE DATE OF THE ANNUAL MEETING OF STOCKHOLDERS IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. YOU MAY ALSO COMPLETE A PROXY BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD.

META GROUP, INC.
208 Harbor Drive
Stamford, Connecticut 06912-0061

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 20, 2002

April 23, 2002

        Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of META Group, Inc., a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders to be held on Monday, May 20, 2002, at 9:00 a.m., local time, at The Sheraton Stamford Hotel, 2701 Summer Street, Stamford, CT 06905 or at any adjournments or postponements thereof (the "Annual Meeting"). An Annual Report to Stockholders, containing financial statements for the year ended December 31, 2001, is being mailed together with this proxy statement to all stockholders entitled to vote at the Annual Meeting. This proxy statement and the form of proxy were first mailed to stockholders on or about April 23, 2002.

        Only stockholders of record at the close of business on March 26, 2002 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, 12,953,921 shares of the Corporation's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it (i) by filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to META Group, Inc., 208 Harbor Drive, Stamford, Connecticut, 06912-0061, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

        The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented by proxy for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because, in respect of such proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        In the election of the two Class I Directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as the Class I Directors. On any other matter being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and therefore have the practical effect of increasing the number of affirmative votes required to achieve a majority for such matter by increasing the total number of shares from which the majority is calculated. Broker "non-votes" are not so included and therefore have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

        The persons named as attorneys-in-fact in the proxies, John A. Piontkowski and Bruce J. Grobe, are officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Each proxy will be voted in accordance with each stockholder's instructions, and, if no choice is specified, such proxy will be voted FOR the matters set forth in the accompanying Notice of Meeting. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by appropriately indicating the exercise of such right on the proxy.

        The Board of Directors of the Corporation knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following table sets forth as of the Record Date (unless otherwise indicated) certain information regarding the beneficial ownership of shares of Common Stock by (i) each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the Common Stock of the Corporation outstanding at the Record Date, (ii) each director or nominee, (iii) each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," and (iv) all executive officers, directors and nominees as a group.

Name and Address of Beneficial Owner	Amount and Nature of Ownership (1)	Percent of Class (2)
Dale Kutnick (3) c/o META Group, Inc. Harbor Plaza, 208 Harbor Drive Stamford, CT 06912	1,914,612	14.6%
T. Rowe Price Associates, Inc. (4) 100 E. Platt Street Baltimore, MD 21202	1,191,800	9.2%
Peter A. Wright (5) c/o P.A.W. Capital Corp. 10 Glenville Street Greenwich, CT 06831-3638	1,042,500	8.1%
George McNamee (6) c/o First Albany Companies, Inc. 30 South Pearl Street Albany, NY 12207-1559	898,924	6.9%
First Albany Companies, Inc. (6) 30 South Pearl Street Albany, NY 12207-1559	853,924	6.6%
Harry S. Gruner (7) c/o JMI Equity Fund 1119 St. Paul Street Baltimore, MD 21202	775,138	6.0%
Marc Butlein (8) 35 Kettle Creek Road Weston, CT 06883	738,140	5.7%

JMI Associates IV, L.L.C. (7) 12680 High Bluff Drive # 200 San Diego, CA 92130	706,834	5.5%
Howard A. Rubin (9) c/o META Group, Inc. Harbor Plaza, 208 Harbor Drive Stamford, CT 06912	506,734	3.9%
John Aaron Zornes (10) c/o META Group, Inc. Harbor Plaza, 208 Harbor Drive Stamford, CT 06912	116,499	*
Francis J. Saldutti (11) c/o Ardent Research Partners, L.P. 200 Park Avenue, 39th Floor New York, NY 10166	94,043	*
Michael Simmons (12) c/o M.S. Associates P.O. Box 1168 Englewood, CO 80151-1168	67,500	*
Michael Pedersen (13) c/o META Group, Inc. Harbor Plaza, 208 Harbor Drive Stamford, CT 06912	61,991	*
Robert F. Toole, Jr. (14) c/o META Group, Inc. Harbor Plaza, 208 Harbor Drive Stamford, CT 06912	49,286	*
Gayl W. Doster (15) c/o Sigma Micro Corp. 6720 Parkdale Place Indianapolis, IN 46254	24,500	*
All directors and executive officers as a group (15 persons) (16)	4,614,638	33.9%

*
Does not exceed 1%

(1)
Except as noted in the footnotes to this table, each person or entity named in the table has sole voting and sole investment power with respect to all shares of Common Stock beneficially owned by such person or entity, based upon information provided to the Corporation by directors (and nominees), officers and principal stockholders.

(2)
Applicable percentage of ownership is based upon 12,953,921 shares of Common Stock outstanding on the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares of Common Stock. Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date is deemed outstanding for computing the percentage ownership of the person holding such options, but is not deemed outstanding for computing the percentage of any other person.

(3)
Includes 126,247 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date and 183,200 shares held in Mr. Kutnick's individual retirement account. Mr. Kutnick may also be deemed the beneficial owner of 6,200 shares as custodian for Kyja Kutnick, Mr. Kutnick's daughter, 4,700 shares as custodian for Toren G. Kutnick, Mr. Kutnick's son, and 6,200 shares as custodian for Varyk G. Kutnick, Mr. Kutnick's son. Mr. Kutnick disclaims beneficial ownership of all custodial shares, except to the extent of his pecuniary interest therein.

(4)
Information included in this table regarding T. Rowe Price Associates, Inc. was obtained from its Amendment No. 6 to Schedule 13-G filed with the Commission on or about February 11, 2002. T. Rowe Price New Horizons Fund, Inc., an Investment Company registered under the Investment Company Act of 1940, is the beneficial owner of 1,125,000 shares of Common Stock (the "New Horizon Fund Shares"), of which it has sole voting power as to 1,125,000 shares, no shared voting power, and no dispositive power. T. Rowe Price Associates, Inc., an Investment Adviser registered under the Investment Advisers Act of 1940, is an investment adviser to the T. Rowe Price New Horizons Fund, Inc. and may be deemed the beneficial owner of the New Horizon Fund Shares. As such, T. Rowe Price Associates, Inc. is the beneficial owner of 1,191,800 shares, of which it has sole voting power as to 44,050 shares, no shared voting power, sole dispositive power as to 1,191,800 shares, and no shared dispositive power. Various individual and institutional investors are the beneficial owners of the shares beneficially owned by T. Rowe Price Associates, Inc.

(5)
Information included in this table regarding Peter A. Wright was obtained from his Amendment No. 2 to Schedule 13-G filed with the Commission on or about February 14, 2002. P.A.W. Capital Corp. is the beneficial owner of 1,042,500 shares of Common Stock, as to which it has shared voting power and shared dispositive power. Peter A. Wright, the President of P.A.W. Capital Corp, is the beneficial owner of 1,042,500 shares, as to which he has shared voting power and shared dispositive power.

(6)
Information included in this table regarding George McNamee and First Albany Companies, Inc. was obtained from Mr. McNamee and First Albany Companies, Inc. and from their Schedule 13-D filed with the Commission on or about June 26, 2001. First Albany Corporation is the beneficial owner of 853,924 shares of Common Stock, as to which it has sole voting power and sole dispositive power. First Albany Corporation is a wholly-owned subsidiary of First Albany Companies, Inc. and First Albany Companies, Inc. may be deemed the beneficial owner of the shares beneficially owned by First Albany Corporation. As such, First Albany Companies, Inc. is the beneficial owner of 853,924 shares, as to which it has sole voting power and sole dispositive power. George C. McNamee, a director of the Corporation and Chairman of the Board of Directors and Co-Chief Executive Officer of First Albany Companies, Inc., may be deemed the beneficial owner of the shares beneficially owned by First Albany Companies, Inc. As such, Mr. McNamee is the beneficial owner of 898,924 shares (which includes 45,000 shares issuable to Mr. McNamee pursuant to stock options exercisable within 60 days of the Record Date). Mr. McNamee has sole voting power and sole dispositive power as to 45,000 shares, and shared voting power and shared dispositive power as to 853,924 shares. Mr. McNamee disclaims beneficial ownership of the 853,924 shares beneficially owned by First Albany Companies, Inc., except to the extent of his pecuniary interest therein.

(7)
Information included in this table regarding Harry S. Gruner and JMI Associates IV, L.L.C. was obtained from Mr. Gruner and JMI Associates IV, L.L.C. and from their Amendment No. 2 to Schedule 13-D filed with the Commission on or about July 13, 2001.

  JMI Equity Fund IV, L.P. is the beneficial owner of 505,421 shares of Common Stock, as to which it has sole voting and sole dispositive power. JMI Euro Equity Fund IV, L.P. is the beneficial owner of 161,389 shares, as to which it has sole voting and sole dispositive power. JMI Equity Fund IV (AI), L.P. is the beneficial owner of 40,024 shares, as to which it has sole voting and sole dispositive power. JMI Associates IV, L.L.C. is the general partner of JMI Equity Fund IV, L.P., JMI Euro Equity Fund IV, L.P. and JMI Equity Fund IV (AI), L.P. and may be deemed the beneficial owner of the shares held by such entities. As such, JMI Associates IV, L.L.C. is the beneficial owner of 706,834 shares, as to which it has sole voting and sole dispositive power.

  JMI Equity Side Fund, L.P. is the beneficial owner of 12,590 shares, as to which it has sole voting and sole dispositive power. JMI Side Associates, L.L.C. is the general partner of JMI Equity Side Fund, L.P. and may be deemed the beneficial owner of the shares held by JMI Equity Side Fund, L.P. As such, JMI Side Associates, L.L.C. is the beneficial owner of 12,590 shares, as to which it has sole voting and sole dispositive power.

  Paul V. Barber and Bradford D. Woloson are managing members of JMI Associates IV, L.L.C. and vice presidents of JMI Side Associates, L.L.C. and may be deemed the beneficial owners of the shares beneficially owned by such entities. As such, Messrs. Barber and Woloson are the beneficial owners of 719,424 shares, as to which each has shared voting power and shared dispositive power.

  Charles E. Noell III is a managing member of JMI Associates IV, L.L.C. and JMI Side Associates, L.L.C. and may be deemed the beneficial owner of the shares beneficially owned by such entities. As such, Mr. Noell is the beneficial owner of 719,424 shares, as to which he has shared voting power and shared dispositive power.

  Harry S. Gruner, a director of the Corporation, is a managing member of JMI Associates IV, L.L.C., a limited partner of JMI Equity Side Fund, L.P. and a principal of JMI, Inc., the management company for JMI Equity Side Fund, L.P. and may be deemed the beneficial owner of the shares beneficially owned by such entities. As such, Mr. Gruner is the beneficial owner of 775,138 shares (which includes 37,500 shares issuable pursuant to stock options exercisable within 60 days of the Record Date and 18,214 shares held by Mr. Gruner), of which he has sole voting power and sole dispositive power as to 55,714 shares and shared voting power and shared dispositive power as to 719,424 shares. Mr. Gruner disclaims beneficial ownership of the 719,424 shares beneficially owned by JMI Associates IV, L.L.C. and JMI Equity Side Fund, L.P., except to the extent of his pecuniary interest therein.

(8)
Information included in this table regarding Marc Butlein was obtained from his Amendment No. 5 to Schedule 13-G filed with the Commission on or about February 28, 2002. Marc Butlein is the beneficial owner of 738,140 shares of Common Stock, of which he has sole voting power as to 477,090 shares, shared voting power as to 261,050 shares, sole dispositive power as to 477,090 shares, and shared dispositive power as to 261,050 shares.

(9)
Includes 62,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date, 93,958 shares issued to Rubin Systems, Inc., which is wholly-owned by Dr. Rubin, and 349,526 shares that may be issued to Rubin Systems, Inc. as contingent consideration. See "Certain Relationships and Transactions."

(10)
Includes 54,637 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date and 9,000 shares held in trust for the benefit of Mr. Zornes' daughter. Mr. Zornes resigned as Executive Vice President and Service Director, Application Delivery Strategies, in March 2002 and remains an employee of the Corporation.

(11)
Includes 35,971 shares of Common Stock owned by Ardent Research Partners, L.P., 35,971 shares owned by Ardent Research Partners, LTD. and 22,101 shares issuable to Mr. Saldutti pursuant to stock options exercisable within 60 days of the Record Date. Mr. Saldutti, a director of the

  Corporation, is a general partner of Ardent Research Partners, L.P. and Ardent Research Partners, LTD. and may be deemed the beneficial owner of the shares beneficially owned by such entities. Mr. Saldutti disclaims beneficial ownership of the 35,971 shares beneficially owned by Ardent Research Partners, L.P. and 35,971 shares beneficially owned by Ardent Research Partners, LTD., except to the extent of his pecuniary interest therein.

(12)
Includes 37,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.

(13)
Includes 60,080 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.

(14)
Includes 49,186 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.

(15)
Includes 22,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.

(16)
Includes 651,051 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date. Does not include shares beneficially owned by John Aaron Zornes, who resigned as Executive Vice President and Service Director, Application Delivery Strategies, in March 2002 and remains an employee of the Corporation.

PROPOSAL I
ELECTION OF DIRECTORS

        The Corporation's Board of Directors is currently fixed at seven members. The Corporation's By-laws divide the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. Messrs. Dale Kutnick and Francis J. Saldutti are Class I Directors, Messrs. Gayl W. Doster and Harry S. Gruner are Class II Directors, and Messrs. Michael Simmons, George McNamee and Howard A. Rubin are Class III Directors. The Class I Directors' terms will expire at the Annual Meeting.

        The Board of Directors has nominated and recommended that Messrs. Dale Kutnick and Francis J. Saldutti, who currently serve as Class I Directors, be re-elected as Class I Directors, to hold office until the Annual Meeting of Stockholders for the year ending December 31, 2004, and until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the nominees.

        The following table sets forth the name of the nominees to be voted upon at the meeting and each director whose term of office will extend beyond the meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Corporation, the year each nominee's or director's term will expire and the class of director of each nominee and each director.

Nominee's or Director's Name and Year Nominee or Director First Became a Director	Position(s) with the Corporation	Year Term Will Expire	Class of Director
Nominee:
Dale Kutnick (1989)	Chairman of the Board of Directors, Chief Executive Officer, Acting President and Co-Research Director	2005	I
Francis J. Saldutti (1990)	Director	2005	I
Continuing Directors:
Gayl W. Doster (2000)	Director	2003	II
Harry S. Gruner (1994)	Director	2003	II
Michael Simmons (1994)	Director	2004	III
George McNamee (1996)	Director	2004	III
Howard A. Rubin (1999)	Director, Executive Vice President and META Research Fellow	2004	III

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors met twenty-one times and took action by unanimous written consent six times during the year ended December 31, 2001. The Audit Committee of the Board of Directors (the "Audit Committee"), of which Messrs. Doster, Saldutti and Simmons are currently members, is responsible for supervising the Corporation's independent auditors, assisting the Board of Directors in fulfilling its oversight responsibilities on matters relating to accounting, financial reporting, internal control, auditing, regulatory compliance and other matters as the Board of Directors or the Audit Committee deems appropriate. The Board of Directors has adopted a written charter with respect to the Audit Committee's roles and responsibilities. The Audit Committee met six times during the year ended December 31, 2001. See "Audit Committee Report." The Compensation Committee of the Board of Directors (the "Compensation Committee"), of which Messrs. Doster and Simmons are currently members, makes recommendations concerning the salaries and incentive compensation of employees of, and consultants to, the Corporation and oversees and administers the Corporation's stock plans. Mr. Saldutti served on the Compensation Committee during 2001 until September 2001. The Compensation Committee met eight times and took action by unanimous written consent three times during the year ended December 31, 2001. The Board of Directors does not currently have a standing nominating committee. During the year ended December 31, 2001, no members of the Board of Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which they served.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the ages and positions currently held by each executive officer, director and nominee with the Corporation. On April 3, 2001, the Corporation established a special operating committee (the "Special Operating Committee") consisting of Dale Kutnick, Robert F. Toole, John A. Piontkowski and Howard A. Rubin. The committee, which reports directly to Gayl W. Doster, a member of the Board of Directors, has been charged with further assessing, evaluating, and implementing changes within the Corporation.

Name	Age	Position
Dale Kutnick	52	Chairman of the Board of Directors, Chief Executive Officer, Acting President and Co-Research Director
Bruce J. Grobe	51	Senior Vice President, General Counsel and Assistant Secretary
Michael Pedersen	41	Senior Vice President and Managing Director, META Group Consulting
John A. Piontkowski	47	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Karen M. Rubenstrunk	42	Executive Vice President and Service Director, Executive Services
Howard A. Rubin	53	Director, Executive Vice President and META Research Fellow
Valentin T. Sribar	33	Senior Vice President, Infusion, and Co-Research Director
Robert F. Toole, Jr.	34	Executive Vice President and Chief Operating Officer
Herb L. VanHook	49	Executive Vice President and Director, Infrastructure and Operations Services

David H. Yockelson	37	Executive Vice President and Director, Applications and Solutions Services
Gayl W. Doster (1) (2)	64	Director
Harry S. Gruner	42	Director
George McNamee	55	Director
Francis J. Saldutti (1)	54	Director
Michael Simmons (1) (2)	63	Director

(1)
Member of the Audit Committee of the Board of Directors.

(2)
Member of the Compensation Committee of the Board of Directors.

        Dale Kutnick, a co-founder of the Corporation, has served as a Director and Chief Executive Officer of the Corporation since its inception in January 1989 and as Acting President since April 2002. Mr. Kutnick was appointed Chairman of the Board of Directors in May 1998. In addition, Mr. Kutnick served as Research Director from the inception of the Corporation in January 1989 to June 1998 and has served as Co-Research Director since July 1998. Prior to co-founding the Corporation, Mr. Kutnick was Executive Vice President of Research at Gartner Group, Inc. and an Executive Vice President at Gartner Securities. Prior to his experience at Gartner Group, Inc., he served as an Executive Director, Research Director and Principal at Yankee Group and as a Principal at Battery Ventures, a venture capital firm. Mr. Kutnick is a graduate of Yale University. See "Certain Relationship and Related Transactions."

        Bruce J. Grobe has served as Senior Vice President and General Counsel of the Corporation since June 2001 and as Assistant Secretary of the Corporation since January 2002. Prior to joining the Corporation, he served as Vice President of On-Line Services at Market Data Corporation from June 1994 to September 2000, where he co-created MedScan (a registered service mark of Market Data Corporation), a consumer medical and health information service. Mr. Grobe received an AB in Politics from Princeton University and a JD from Columbia University. Prior to joining Market Data Corporation, Mr. Grobe held legal positions with Prodigy Services Company and Time Inc.'s cable subsidiary, American Television & Communications Corporation.

        Michael Pedersen has served as Senior Vice President and Managing Director, META Group Consulting ("MGC"), of the Corporation since September 1998. Previously, Mr. Pedersen held the positions of Senior Vice President, MGC, from September 1997 to September 1998; Vice President and Director, MGC, from September 1995 to August 1997; Director, MGC, from January 1995 to August 1995; and Manager, MGC, from April 1994 to December 1994. Prior to joining the Corporation in April 1994, Mr. Pedersen held technology planning positions at Ernst & Young and Booz-Allen & Hamilton. He received a MS in Computer Science from Brooklyn Polytechnic Institute and a BS in Physics from Clarkson College of Technology.

        John A. Piontkowski has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Corporation since March 2002. Previously, Mr. Piontkowski held the position of Senior Vice President, Finance, Chief Financial Officer and Treasurer of the Corporation from October 2000 to March 2002 and Secretary of the Corporation from April 2001 to March 2002. Prior to joining the Corporation, he served as Chief Financial Officer of Information Management Associates, Inc., which declared bankruptcy in July 2000, from August 1999 to May 2000 and as Executive Vice President and Chief Financial Officer of Smith Corona Corporation, which declared bankruptcy in May 2000, from July 1995 to September 1998. He earned his CPA while working for

Price Waterhouse. Mr. Piontkowski received a BS in Business (Accounting) from Le Moyne College. See "Certain Relationships and Related Transactions."

        Karen M. Rubenstrunk has served as Executive Vice President and Service Director, Executive Services, of the Corporation since April 2002. Previously, Ms. Rubenstrunk held the positions of Division Director from February 1998 to April 2002 and Service Director from February 1996 to February 1998. Ms. Rubenstrunk received a BS in Computer Science from Arizona State University and an MBA from Old Dominion University.

        Howard A. Rubin has served as Executive Vice President and META Research Fellow of the Corporation since October 2000 and as a Director of the Corporation since January 1999. Dr. Rubin is the founder and Chief Executive Officer of Rubin Systems Inc. ("RSI"), an IT strategy benchmarking and consulting firm, which he founded in January 1986. The Corporation acquired substantially all of RSI's assets in October 2000. See "Certain Relationship and Related Transactions." Dr. Rubin is also a tenured professor and Chair of the Department of Computer Science of Hunter College in New York, a position he has held since September 1974.

        Valentin T. Sribar has served as Senior Vice President, Infusion, and Co-Research Director of the Corporation since February 1999. Previously, he was the director of the Corporation's Global Networking Strategies service from August 1995 to February 1999. Prior to joining the Corporation, Mr. Sribar was a senior consultant with Ernst & Young. Mr. Sribar received a BS in Materials Science and Engineering from Cornell University.

        Robert F. Toole, Jr.    has served as Executive Vice President and Chief Operating Officer of the Corporation since November 2000. Previously, he was Senior Vice President, International and Sales Operations, of the Corporation from February 1997 to November 2000. Prior to joining the Corporation, Mr. Toole was a consultant at Hewitt Associates from August 1992 to February 1997. Prior to joining Hewitt Associates, Mr. Toole held several positions as an infantry officer in the United States Army. He received a BS from the United States Military Academy at West Point and an MBA from New York University.

        Herb L. VanHook has served as Executive Vice President and Director, Infrastructure and Operations Services, of the Corporation since April 2002. Previously, Mr. VanHook held the positions of Senior Vice President and Director, Service Management Strategies ("SMS"), from January 2001 to April 2002; Vice President and Director, SMS, from January 1999 to January 2001; Vice President, SMS, from October 1998 to January 1999; and Program Director, SMS, from October 1996 to October 1998. He received a BS in Computer Science from the University of Kentucky.

        David H. Yockelson has served as Executive Vice President and Director, Applications and Solutions Services, of the Corporation since April 2002. Previously, Mr. Yockelson held the positions of Senior Vice President and Director, Applications and Solutions Services, from May 1999 to April 2002 and Vice President and Director, Applications and Solutions Services, from May 1996 to May 1999.

        Gayl W. Doster has served as a Director of the Corporation since April 2000. Mr. Doster is a CPA and has been the President and Chief Operating Officer of Sigma Micro Corporation, a computer software company, since 1997. Previously, Mr. Doster served as Professor of Community Pharmacy Management, College of Pharmacy, University of Rhode Island from October 1995 to January 1997. Mr. Doster received a BS in Accounting from the Indiana University Kelley School of Business and earned his CPA in 1965 while working at Ernst & Young.

        Harry S. Gruner has served as a Director of the Corporation since July 1994. Mr. Gruner has been a general partner of JMI Partners, L.P., the general partner of JMI Equity Fund, L.P., and an affiliate of JMI Associates, a venture capital firm, since 1992. From 1986 until joining JMI Equity Fund, L.P., Mr. Gruner was at Alex Brown & Sons Incorporated, an investment banking firm. Mr. Gruner also serves as a Director of Hyperion Solutions Corporation and Optika, Inc., both of which are publicly traded corporations. See "Certain Relationships and Related Transactions."

        George McNamee has served as a Director of the Corporation since August 1996. Since 1984, Mr. McNamee has been the Chairman and Co-Chief Executive Officer of First Albany Companies, Inc., the publicly traded holding company for First Albany Corporation, the specialty investment banking firm. Mr. McNamee is also Chairman of Plug Power Inc. and Mechanical Technology Inc., and a director of MapInfo Corporation, all publicly traded corporations. He also serves on the Board of Directors of the New York Stock Exchange. See "Certain Relationships and Related Transactions."

        Francis J. Saldutti has served as a Director of the Corporation since November 1990. Mr. Saldutti has been a general partner of Ardent Research Partners, L.P., a technology focused money management partnership, since April 1992 and was a senior technology analyst at Amerindo Investment Advisors, an investment firm, from October 1989 through February 1995. Prior to October 1989, Mr. Saldutti was Senior Vice President and Director of Research for Gartner Securities, Director of Technology Research for LF Rothschild, Unterberg, Towbin, an investment banking firm, and senior technology analyst for Merrill Lynch Asset Management's Science/Technology Fund. See "Certain Relationships and Related Transactions."

        Michael Simmons has served as a Director of the Corporation since September 1994. Mr. Simmons serves as Principal and President of M.S. Associates, a technology management and operations consulting firm founded by him in October 1993. Mr. Simmons also served as the Chief Administrative Officer of Security Capital Group, a real estate investment firm, from June 1995 to March 1997. In 1993 and 1994, Mr. Simmons worked as an independent management consultant, and from 1990 through 1993, Mr. Simmons was an Executive Vice President at the Bank of Boston. See "Certain Relationships and Related Transactions."

        Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified or their earlier resignation or removal. There are no family relationships among any of the executive officers or directors of the Corporation.

Audit Committee Report

        The Audit Committee of the Board of Directors submits this report. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission, the Corporation's stockholders or to the general public; and (ii) the Corporation's internal financial and accounting controls. The Audit Committee met six times during the year ended December 31, 2001.

        The Board of Directors has adopted a written charter for the Audit Committee. Pursuant to the charter, the Audit Committee's responsibilities and duties include: (i) reviewing and assessing the adequacy of the written charter; (ii) reviewing with representatives of management and representatives of the independent auditors the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K and recommending to the Board of Directors whether such audited financial statement should be published in the Corporation's Annual Report on Form 10-K; (iii) taking steps designed to ensure that the independent auditors review the Corporation's interim financial statements prior to their inclusion in the Corporation's Quarterly Reports on Form 10-Q; (iv) recommending to the Board of Directors the selection of the independent auditors and approving the fees and other compensation to be paid to the independent auditors; (v) on an annual basis, receiving from the independent auditors a formal written statement identifying all relationships between the independent auditors and the Corporation consistent with Independence Standards Board Standard 1; (vi) on an annual basis, discussing with representatives of the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented; (vii) meeting with the independent auditors prior to the audit to review the planning and staffing of the audit; (viii) evaluating the performance of the independent auditors and recommending to the Board of Directors any proposed discharge of the independent auditors when circumstances warrant; (ix) in consultation with the independent auditors and management, reviewing annually the adequacy of the Corporation's internal financial and accounting controls; (x) to the extent deemed necessary by the Audit Committee, engaging outside counsel and/or independent accounting consultants to review any matter under the Audit Committee's responsibility; and (xi) preparing a written report of the Audit Committee to be included in the Corporation's annual proxy statement. While the Audit Committee has the foregoing responsibilities and duties, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors have the primary responsibility for expressing an opinion on the conformity of the Corporation's audited financial statements with generally accepted accounting principles.

        The Audit Committee has reviewed and discussed the audited financial statements of the Corporation for the year ended December 31, 2001 with management and has discussed with Deloitte & Touche LLP, among other things, the methods used to account for significant unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating sensitive accounting estimates and other matters required under SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented. In addition, the Audit Committee has received written disclosures and a letter from Deloitte & Touche LLP regarding its independence as auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Deloitte & Touche LLP the status of Deloitte & Touche LLP's independence.

        Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited annual financial statements of the Corporation for the year ended December 31, 2001 be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

        The Audit Committee is currently comprised of Messrs. Doster, Saldutti and Simmons, three non-employee directors of the Corporation; and, aside from being a director of the Corporation, each is otherwise independent of the Corporation (as independence is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, as modified or supplemented).

The Audit Committee:

Gayl W. Doster
Francis J. Saldutti
Michael Simmons

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

        The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the years ended December 31, 1999, 2000 and 2001 to (i) the Corporation's Chief Executive Officer and (ii) each of the four other most highly compensated executive officers of the Corporation who received total annual salary and bonus in excess of $100,000 in the year ending December 31, 2001 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE(1)

Long-Term Compensation/Awards (2)
Annual Compensation
Name and Principal Position					Securities Underlying Options (# of shares)	All Other Compensation ($)
	Year	Salary ($)		Bonus ($)
Dale Kutnick Chairman of the Board of Directors, Chief Executive Officer, Acting President and Co-Research Director	2001 2000 1999	$325,908 $320,000 $301,500		$114,477 — $150,000	60,650 6,300 72,000	$10,996 $ 9,121 $ 8,378	(3) (3) (3)
Howard A. Rubin Director, Executive Vice President and META Research Fellow	2001 2000 1999	$240,000 $ 42,769 —	(4)	— — —	— 107,500 —	$ 3,370 — —	(3)
John Aaron Zornes Executive Vice President and Service Director, Application Delivery Strategies(5)	2001 2000 1999	$233,185 $239,584 $216,000		$ 10,000 $ 20,000 $ 50,529	23,712 3,600 25,000	— — —
Michael Pedersen Senior Vice President and Managing Director, META Group Consulting	2001 2000 1999	$224,062 $220,000 $200,000		$ 89,000 — $200,000	28,775 7,650 33,000	— —
Robert F. Toole, Jr Executive Vice President and Chief Operating Officer	2001 2000 1999	$215,000 $180,000 $159,750		$ 43,363 $ 60,000 $ 51,000	23,150 24,000 24,000	— — —

(1)
The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Corporation and certain perquisites and other personal benefits, securities or property received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any such officer's aggregate salary and bonus disclosed in this table.

(2)
The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the year ended December 31, 2001.

(3)
Consists of premiums for term life insurance paid by the Corporation for the benefit of the Named Executive Officer.

(4)
Dr. Rubin joined the Corporation in October 2000.

(5)
Mr. Zornes resigned as Executive Vice President and Service Director, Application Delivery Strategies, in March 2002 and remains an employee of the Corporation.

Option Grants in Fiscal Year 2001

        The following table sets forth each grant of stock options made during the year ended December 31, 2001 to each of the Named Executive Officers:

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
			% of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted
Name				Exercise Price ($/Share)	Expiration Date
						5%($)	10%($)
Dale Kutnick	20,000	(2)	1.62%	$2.77	5/10/11	$34,841	$ 88,293
	40,650	(3)	3.31%	$1.90	9/24/11	$48,573	$123,093
Howard A. Rubin	—		—	—	—	—	—
John Aaron Zornes(12)	3,218	(4)	0.26%	$2.77	5/10/11	$ 5,606	$ 14,206
	16,782	(5)	1.37%	$2.77	5/10/11	$29,235	$ 74,087
	3,712	(6)	0.30%	$1.90	9/24/11	$ 4,435	$ 11,240
Michael Pedersen	20,000	(7)	1.62%	$2.77	5/10/11	$34,841	$ 88,293
	8,775	(8)	0.71%	$1.90	9/24/11	$10,485	$ 26,572
Robert F. Toole, Jr.	13,253	(9)	1.08%	$2.77	5/10/11	$23,087	$ 58,508
	6,747	(10)	0.55%	$2.77	5/10/11	$11,754	$ 29,786
	3,150	(11)	0.26%	$1.90	9/24/11	$ 3,764	$ 9,539

(1)
Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(2)
Time vesting options that vested as to 6,667 option shares on May 10, 2001 and 6,667 option shares on November 10, 2001. An additional 6,666 option shares vest on May 10, 2002. These options were granted as Non-Qualified Stock Options ("NQSOs").

(3)
Time vesting options that vest one-fourth on September 24, 2002, an additional one-fourth on September 24, 2003, an additional one-fourth on September 24, 2004 and fully vest on September 24, 2005. These options were granted as NQSOs.

(4)
Time vesting options that vested as to 3,218 option shares on May 10, 2001. These options were granted as Incentive Stock Options ("ISOs").

(5)
Time vesting options that vested as to 3,449 option shares on May 10, 2001 and 6,667 option shares on November 10, 2001. An additional 6,666 option shares vest on May 10, 2002. These options were granted as NQSOs.

(6)
Time vesting options that vest one-fourth on September 24, 2002, an additional one-fourth on September 24, 2003, an additional one-fourth on September 24, 2004 and fully vest on September 24, 2005. These options were granted as ISOs.

(7)
Time vesting options that vested as to 6,667 option shares on May 10, 2001 and 6,667 option shares on November 10, 2001. An additional 6,666 option shares vest on May 10, 2002. These options were granted as NQSOs.

(8)
Time vesting options that vest one-fourth on September 24, 2002, an additional one-fourth on September 24, 2003, an additional one-fourth on September 24, 2004 and fully vest on September 24, 2005. These options were granted as NQSOs.

(9)
Time vesting options that vested as to 6,667 option shares on May 10, 2001 and 6,586 option shares on November 10, 2001. These options were granted as ISOs.

(10)
Time vesting options that vested as to 81 option shares on November 10, 2001. An additional 6,666 option shares vest on May 10, 2002. These options were granted as NQSOs.

(11)
Time vesting options that vest one-fourth on September 24, 2002, an additional one-fourth on September 24, 2003, an additional one-fourth on September 24, 2004 and fully vest on September 24, 2005. These options were granted as ISOs.

(12)
Mr. Zornes resigned as Executive Vice President and Service Director, Application Delivery Strategies, in March 2002 and remains an employee of the Corporation.

Aggregate Option Exercises in Fiscal Year 2001 and Fiscal Year-End Values

        The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended December 31, 2001 and the year-end value of unexercised options:

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Shares Underlying Unexercised Options at Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year-End ($)(2) Exercisable/Unexercisable
Dale Kutnick	—	—	87,963/118,487	$0/$11,789
Howard A. Rubin	—	—	62,500/60,000	$0/$0
John Aaron Zornes(3)	—	—	36,038/25,811	$0/$1,076
Michael Pedersen	—	—	38,648/51,027	$0/$2,545
Robert F. Toole, Jr.	—	—	36,782/30,418	$0/$914

(1)
Amounts disclosed in this column were calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may not reflect amounts actually received by the Named Executive Officers.

(2)
Value is based on the difference between the fair market value of the Corporation's Common Stock at December 31, 2001, the fiscal year-end ($2.19 per share) and the exercise price of the option, multiplied by the number of shares underlying the option.

(3)
Mr. Zornes resigned as Executive Vice President and Service Director, Application Delivery Strategies, in March 2002 and remains an employee of the Corporation.

Stock Plans

        The Corporation currently maintains six employee stock plans: the Restated and Amended 1989 Stock Option Plan; the 1993 Stock Option and Incentive Plan; the Second Amended and Restated 1995 Stock Plan; the Amended and Restated 1995 Non-Employee Director Stock Option Plan; the Second Amended and Restated 1995 Employee Stock Purchase Plan; and the Amended and Restated 1996 Equity Compensation Plan of The Sentry Group, Inc. (collectively, the "Stock Plans"). The following is a summary of the material features of the Stock Plans.

        The Restated and Amended 1989 Stock Option Plan (the "1989 Plan") provided for the issuance of a maximum of 5,400,000 shares of Common Stock pursuant to the grant of ISOs to employees and NQSOs to employees, consultants, directors and officers of the Corporation. The terms of such options, including the number of shares, exercise price, duration and vesting, were generally determined by the Compensation Committee. As of December 31, 2001, options to purchase a total of 10,750 shares of Common Stock were outstanding under the 1989 Plan, all of which were then exercisable. The Board of Directors resolved on March 3, 1993 that after that date, no further options may be granted or issued under the 1989 Plan. Accordingly, no options were granted under the 1989 Plan during the year ended December 31, 2001. The 1989 Plan, but not any options previously granted under the 1989 Plan, terminated pursuant to its terms on July 31, 1999.

        The 1993 Stock Option and Incentive Plan (the "1993 Plan") provides for the issuance of a maximum of 2,400,000 shares of Common Stock pursuant to the grant of ISOs to employees and NQSOs to employees, consultants, directors and officers of the Corporation. The terms of such options, including the number of shares, exercise price, duration and vesting, are generally determined by the Compensation Committee. As of December 31, 2001, options to purchase a total of 48,856 shares of Common Stock were outstanding under the 1993 Plan, all of which were then exercisable. The Board of Directors resolved on October 2, 1995 that after November 30, 1995 no further options may be granted or issued under the 1993 Plan. Accordingly, no options were granted under the 1993 Plan during the year ended December 31, 2001.

        The Second Amended and Restated 1995 Stock Plan (the "1995 Plan") provides for the issuance of a maximum of 6,375,000 shares of Common Stock pursuant to the grant of ISOs to employees and NQSOs, stock awards and opportunities to make direct purchases of stock to employees, consultants, directors and officers of the Corporation. The terms of such grants, including the number of shares, exercise price, duration and vesting, are generally determined by the Compensation Committee. As of December 31, 2001, options to purchase a total of 3,212,988 shares of Common Stock were outstanding under the 1995 Plan, of which options to purchase 1,401,182 shares were then exercisable. As of December 31, 2001, shares available for future grants totaled 2,737,383. During the year ended December 31, 2001, ISOs to purchase 886,651 shares of Common Stock and NQSOs to purchase 341,561 shares of Common Stock were granted under the 1995 Plan. As stated in the Corporation's Schedule TO filed with the Commission on September 19, 2001, as amended, the Corporation currently expects to grant 752,469 option shares under the 1995 Plan on or about April 22, 2002 to certain employees participating in the Corporation's option exchange program.

        The Amended and Restated 1995 Non-Employee Director Stock Option Plan (the "Director Plan") provides for the issuance of a maximum of 350,000 shares of Common Stock pursuant to the grant of NQSOs to Non-Employee Directors. The Director Plan authorizes the automatic grant of stock options only to members of the Board of Directors who are neither employees nor officers of the Corporation (individually, a "Non-Employee Director" and collectively, the "Non-Employee Directors"). The Director Plan is administered by the Compensation Committee. The Director Plan authorizes the automatic grant (a) to each Non-Employee Director who is first elected to the Board after December 1, 1995, on the date such person is first elected to the Board of Directors, of an option to purchase 15,000 shares of Common Stock and (b) to each Non-Employee Director on each successive one-year anniversary of the date such person was first elected to the Board of Directors of an option to purchase 7,500 shares of Common Stock. Options granted to newly elected Non-Employee Directors as described in part (a) of the preceding sentence vest 33 1/3% on the date of grant and an additional 33 1/3% on each successive one-year anniversary, and options granted as described in part (b) of the preceding sentence vest in full on the one-year anniversary of the date of grant. The exercise price per share for all options granted under the Director Plan is equal to 100% of the fair market value per share of the Common Stock on the date of grant. The term of each option is for a period of ten years from the date of grant. As of December 31, 2001, options to purchase a total of 217,101 shares of Common Stock were outstanding under the Director Plan, of which options to purchase

169,601 shares were then exercisable. As of December 31, 2001, shares available for future stock option grants totaled 117,500. During the year ended December 31, 2001, NQSOs to purchase 37,500 shares of Common Stock were granted under the Director Plan

        The Second Amended and Restated 1995 Employee Stock Purchase Plan (the "Purchase Plan") provides for the issuance of a maximum of 750,000 shares of Common Stock pursuant to the exercise of non-transferable options granted to participating employees. To participate in the Purchase Plan, an eligible employee must authorize the Corporation to make payroll deductions in an amount not less than 1% of the employee's total compensation (including base pay or salary and any overtime, bonuses or commissions) but not more than 15% of the employee's total compensation during the six month periods beginning January 1 and July 1 (the "Payment Periods"). On the first business day of each Payment Period, the Corporation grants to each eligible employee participating in the Purchase Plan an option to purchase on the last day of such Payment Period a maximum of 750 shares of Common Stock, provided that such employee remains eligible to participate in the Purchase Plan throughout such Payment Period. The exercise price of options is the lesser of (i) 85% of the average market price of the Common Stock on the first business day of such Payment Period or (ii) 85% of the average market price of the Common Stock on the last business day of such Payment Period. The employee is entitled to exercise such option only to the extent of the employee's accumulated payroll deductions on the last day of such Payment Period. The Purchase Plan is administered by the Compensation Committee. As of December 31, 2001, options to purchase 343,626 shares of Common Stock have been exercised under the Purchase Plan.

        The Amended and Restated 1996 Equity Compensation Plan of The Sentry Group, Inc. (the "Sentry Plan") was assumed by the Corporation pursuant to the acquisition by the Corporation of all of the capital stock of The Sentry Group, Inc. on October 20, 1998. The Sentry Plan provides for the issuance of a maximum of 359,500 shares of Common Stock pursuant to the grant of ISOs to employees and NQSOs, stock awards and opportunities to make direct purchases of stock to employees, consultants, directors and officers of the Corporation. The terms of such grants, including the number of shares, exercise price, duration and vesting, are generally determined by the Compensation Committee. As of December 31, 2001, options to purchase a total of 82,361 shares of Common Stock were outstanding under the Sentry Plan, of which options to purchase 69,776 shares were then exercisable. As of December 31, 2001, shares available for future grants totaled 274,014. During the year ended December 31, 2001, no ISOs and no NQSOs were granted under the Sentry Plan.

Long Term Incentive Plan

        The META Group, Inc./JMI Long Term Incentive Compensation Plan (the "Long Term Incentive Plan") was adopted by the Corporation in July 1998. The Long Term Incentive Plan provided for the issuance of a maximum of 1,000 units to key officers of the Corporation. The selection of key officers for participation in the Long Term Incentive Plan, the number of units granted to each participant, vesting and the determination of the value of each participant's units were generally determined by the Compensation Committee. In June 2001, the Corporation sold its limited partnership interest in the JMI Equity Side Fund, L.P. (the "JMI Fund") to affiliates of the JMI Fund and an unrelated third party. Distributions from the JMI Fund in excess of a return of capital and the Corporation's cost of capital were intended to fund payouts under the Long Term Incentive Plan. Prior to the Corporation's sale of its limited partnership interest in the JMI Fund, each participant in the Long Term Incentive Plan terminated his or her interest in and rights to units under the Long Term Incentive Plan in consideration for stock options granted by the Corporation. The Board of Directors resolved on May 7, 2001 to terminate the Long Term Incentive Plan and accordingly no further units may be granted or issued under the Long Term Incentive Plan. Ten units were granted under the Long Term Incentive Plan during the year ended December 31, 2001, all of which were granted prior to its termination, and all interests in and rights to such units were terminated (as described above). Mr. Harry Gruner, a director of the Corporation, is a managing member of JMI Side Associates, L.L.C, the general partner of the JMI Fund, is affiliated with certain of the purchasers of the limited partnership interest, and purchased approximately three percent of the limited partnership interest sold by the Corporation. See "Certain Relationships and Related Transactions."

Compensation Committee Interlocks and Insider Participation

        The Board of Directors has established a Compensation Committee, consisting of Messrs. Doster and Simmons. Mr. Saldutti served on the Compensation Committee during 2001 until September 2001. No members of the Compensation Committee are officers, employees or former officers of the Corporation. During the year ended December 31, 2001, the Board of Directors performed certain functions of the Compensation Committee. During this period, Mr. Kutnick, the Corporation's Chairman of the Board of Directors, Chief Executive Officer, Acting President and Co-Research Director, participated in deliberations of the Board of Directors concerning the compensation of executive officers. However, as noted below, all executive compensation was established, reviewed, approved and confirmed by the Compensation Committee. No executive officer of the Corporation served as a member of the compensation committee or board of directors of another entity (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors), one of whose executive officers served as a director of the Corporation.

Compensation of Directors

        Each non-employee director was either paid a stipend of $2,500 for each scheduled meeting of the Board of Directors attended in person, in addition to reasonable out-of-pocket expenses incurred in attending the meeting, or a stipend of $1,000 for each scheduled meeting of the Board of Directors attended by telephone. Except as set forth below, non-employee directors were not paid any additional amounts for participation on committees of the Board of Directors or special assignments. Each non-employee member of the Audit Committee was either paid a stipend of $1,000 for each meeting of the Audit Committee attended in person and held the same day as a regularly scheduled meeting of the Board of Directors, or a stipend of $2,500 for each meeting of the Audit Committee attended in person and held on a different day from a regularly scheduled meeting of the Board of Directors. Mr. Doster, or in his absence any non-employee director who participated on his behalf, was paid a stipend of $1,000 for each meeting of the Special Operating Committee attended in person or by telephone. Non-employee directors are also eligible to participate in the Director Plan, as described above. Directors who were employed by the Corporation received no fees or expense reimbursements for attending meetings of the Board of Directors. In addition to the foregoing, during the year ended December 31, 2001, Mr. Simmons was paid a stipend of $40,750 as compensation for services rendered to the Corporation in Mr. Simmons' capacity as a director of the Corporation and Chairman of the Compensation Committee.

Compensation Committee Report on Executive Compensation

        This report is submitted by the Compensation Committee of the Board of Directors, which currently consists of Messrs. Doster and Simmons, each of whom is an independent, non-employee director of the Corporation. Mr. Saldutti served on the Compensation Committee during 2001 until September 2001. The Compensation Committee, pursuant to authority delegated by the Board of Directors, is responsible for the development and administration of the Corporation's executive compensation policies, including the compensation structure of the Corporation's senior management and other employees. The Compensation Committee also administers the following plans: the 1989 Plan; the 1993 Plan; the 1995 Plan; the Director Plan; the Purchase Plan; the Sentry Plan; and, until its termination on May 7, 2001, the Long Term Incentive Plan. In discharging these responsibilities, the

Compensation Committee consults with outside compensation consultants, attorneys and other specialists.

        The Compensation Committee's compensation philosophy is that cash compensation should be substantially related to the Corporation's annual performance and long-term incentive compensation, such as stock options, should be used to better align compensation of officers and employees with stockholder value. The Compensation Committee believes that the use of stock options links the interest of officers and employees to the interest of stockholders. To ensure that the Corporation continues to attract, motivate and retain highly qualified officers and employees who are critical to the Corporation's long-term success and its efforts to maximize the Corporation's financial results for the benefit of the Corporation's stockholders, an officer's or an employee's compensation package must be competitive with the compensation packages offered by other companies in the Corporation's industry.

        Compensation for the Corporation's executive officers consists of three principal components: base salary; cash bonuses; and long-term incentive compensation in the form of stock options and, during the year ended December 31, 2001, Long Term Incentive Plan units. Each of these components is discussed below.

        Base Salary.    Base salary compensation levels for each of the Corporation's executive officers are determined annually by the Compensation Committee by evaluating each executive officer's responsibilities, experience and performance. The Compensation Committee also considers generally available information regarding salaries paid to executive officers with comparable qualifications at companies in comparable businesses.

        Cash Bonuses.    Generally, cash bonus targets for each of the Corporation's executive officers are determined annually by the Compensation Committee at the beginning of the year and are based upon the Corporation's achievement of certain specified financial performance objectives and each executive officer's achievement of individual performance objectives. For certain executive officers, the Compensation Committee sets multiple cash bonus targets, which increase with improvement in the Corporation's performance. Financial performance objectives include total revenues, operating margins, expenses, and in certain cases, billings in an executive's specific area or areas of responsibility, and various combinations of the above. The attainment of financial performance objectives and bonus targets based on such financial performance objectives are reviewed and approved by the Compensation Committee annually. In addition, from time to time, after considering management's recommendations, the Compensation Committee awards discretionary cash bonuses in an effort to retain employees.

        Long-Term Incentive Compensation.    Equity compensation in the form of stock option grants is designed to align the interests of executive officers more closely with those of the Corporation's stockholders by allowing those officers the opportunity to share in the long-term appreciation in the value of the Corporation's Common Stock. Generally, the Compensation Committee grants stock options to executive officers at the time they join the Corporation in an amount consistent with each executive officer's position and level of seniority. In addition, the Compensation Committee generally reviews the performance of each executive officer on an annual basis and grants stock options to each executive officer based upon such reviews. In making such grants, the Compensation Committee considers both individual and general corporate performance, recommendations of the Chief Executive Officer, existing levels of executive officer stock ownership, previous option grants and the current price of the Common Stock. During the year ended December 31, 2001, the Compensation Committee granted to executive officers stock options that vest based upon continued employment with the Corporation. Also, the Corporation accelerated the vesting of certain option shares granted in 1999 that were eligible for such acceleration in connection with the achievement of certain 2001 goals. For additional information regarding the grant of options during the year ended December 31, 2001, see the table under the heading "Option Grants in Fiscal Year 2001."

        Long-term incentive compensation in the form of units awarded under the Long Term Incentive Plan was designed to motivate and retain key officers of the Corporation by rewarding the performance of those officers based upon the long-term appreciation in the value of the Corporation's limited partnership interest in the JMI Fund. It was the Corporation's policy to award Long Term Incentive Plan units to key officers in an amount consistent with the officer's position and level of seniority either at the time they joined the Corporation or upon promotion to a management level meriting such a grant. In connection with the sale of the Corporation's limited partnership interest in the JMI Fund, the Board of Directors resolved on May 7, 2001 to terminate the Long Term Incentive Plan and accordingly no further units may be granted or issued under the Long Term Incentive Plan. Prior to the Corporation's sale of its limited partnership interest in the JMI Fund, each participant in the Long Term Incentive Plan terminated his or her interest in and rights to units under the Long Term Incentive Plan in exchange for a grant of option shares pursuant to the 1995 Plan. See "Long Term Incentive Plan" and "Certain Relationships and Related Transactions."

        Mr. Kutnick's compensation package for the year ended December 31, 2001 was determined in accordance with the policies applicable to other executive officers of the Corporation described above. During the year ended December 31, 2001, Mr. Kutnick received a base salary of $325,908 and a cash bonus of $114,477. In addition, Mr. Kutnick was granted stock options that vest based upon his continued employment with the Corporation. Of the 44,572 option shares granted in 1999 eligible for acceleration of vesting in connection with the achievement of certain 2001 operating margin and revenue performance goals, 16,343 option shares vested. For a description of option grants to Mr. Kutnick in 2001, see "Compensation and Other Information Concerning Directors and Officers—Option Grants in Fiscal Year 2001."

        The Compensation Committee determined that Mr. Kutnick's compensation reflected the Corporation's financial performance for the year ended December 31, 2001, a year in which the Corporation reported a decrease in revenues and a net loss for the year, but, notwithstanding a poor economic climate, improved its internal administrative processes, liquidity, operating cash flow, net cash position and days sales outstanding. For additional information regarding Mr. Kutnick's compensation, see "Compensation and Other Information Concerning Directors and Officers—Summary Compensation Table."

        In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

The Compensation Committee:

Gayl W. Doster
Michael Simmons

Stock Performance Graph

        The following graph compares the yearly change in the cumulative total stockholder return on the Corporation's Common Stock during the period from December 31, 1996 through December 31, 2001, with the cumulative total return on the Media General Market Weighted Nasdaq Index Return (the "Nasdaq Market Index") and the Media General Industry Group 076—Other Business Services Index (the "OBS Index"). The comparison assumes $100 was invested on December 31, 1996 in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

Comparison of Five Year(1) Cumulative Total Return Among
META Group, Inc., Nasdaq Market Index and OBS Index

	December 31, 1996 $	December 31, 1997 $	December 31, 1998 $	December 31, 1999 $	December 31, 2000 $	December 31, 2001 $
META Group, Inc. Common Stock	100.00	81.48	165.20	105.50	36.09	12.16
OBS Index	100.00	123.05	118.73	108.92	89.51	91.99
Nasdaq Market Index	100.00	122.32	172.52	304.29	191.25	152.46

(1)
The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Corporation had subscribed for up to $4.0 million in limited partnership interests in the JMI Fund. Distributions from the JMI Fund in excess of a return of capital and the Corporation's cost of capital were intended to fund payouts under the Long Term Incentive Plan. In June 2001, the Corporation sold its limited partnership interest in the JMI Fund to affiliates of the JMI Fund and an unrelated third party for total proceeds of $3.15 million. The Corporation recorded a loss on the sale of $26,000. Prior to the Corporation's sale of its limited partnership interest in the JMI Fund, each participant in the Long Term Incentive Plan (including certain executive officers) terminated his or her interest in and rights to units under the Long Term Incentive Plan in consideration for stock options granted by the Corporation. Contemporaneously with the Corporation's subscription to the JMI Fund, JMI, Inc., the management company of the JMI Fund, became a full-service client of the Corporation. In the years ended December 31, 2001, 2000 and 1999, the Corporation received $115,000, $83,000 and $125,000 from JMI, Inc. in consideration of services and consulting. Mr. Harry Gruner, a director of the Corporation, is a managing member of JMI Side Associates, L.L.C (the general partner of the JMI Fund), is affiliated with certain of the purchasers, purchased approximately three percent of the limited partnership interests sold by the Corporation, and is a principal of JMI, Inc.

        In June 2001 the Corporation completed a private placement of its Common Stock whereby the Corporation issued 1,726,617 shares of its Common Stock for $2.78 per share to Dale Kutnick, the Corporation's Chairman of the Board of Directors, Chief Executive Officer, Acting President and Co-Research Director, and additional purchasers affiliated with Francis J. Saldutti, Harry Gruner and George McNamee, each of whom is a member of the Board of Directors. The Board of Directors approved the transaction after receiving the favorable recommendation of a Special Committee of the Board of Directors consisting of three disinterested members of the Board of Directors. The Special Committee retained BNY Capital Markets, Inc. as its financial advisor to render a fairness opinion on the transaction. Total proceeds to the Corporation were $4.57 million, net of offering costs of approximately $227,000. The Common Stock offered in the private placement has not been registered with the Securities and Exchange Commission and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Corporation has, however, filed a registration statement with the Securities and Exchange Commission to register the shares issued (other than those issued to Mr. Kutnick), although such registration statement is not yet effective.

        In October 1996, the Corporation entered into an agreement (the "Original Agreement") with RSI. Under the Original Agreement, RSI provided, on an exclusive basis, measurement research and analysis for use in the Corporation's PEMS service. In June 1998, the Corporation and RSI entered into an addendum to the Original Agreement whereby the Corporation distributed for RSI certain published research products, primarily the Worldwide Benchmark Report (a publication presenting facts and trend-line data concerning IT performance and productivity, budgets and spending, emerging technologies, and business requirements compiled from a worldwide sample of IT organizations). In October 2000, the Corporation completed the acquisition of substantially all the assets of RSI for an initial payment of $750,000 in cash, $375,000 in Common Stock (36,874 shares), and the assumption of certain liabilities. During the year ended December 31, 2001 RSI earned contingent payments of $1.3 million, consisting of $250,000 paid in Common Stock (57,084 shares) and the remainder paid in cash. In the event certain financial targets are met and Howard A. Rubin continues to be employed by the Corporation, additional contingent consideration of up to $3.1 million payable in cash and $1.9 million payable in Common Stock may be paid through March 2004. In the event the aggregate number of shares issued in satisfaction of additional contingent consideration exceeds 349,526, the remaining consideration will be payable in cash. The Common Stock issued to RSI has not been registered with the Securities and Exchange Commission and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Corporation has, however, filed a registration statement with the Securities and Exchange Commission to register the shares, although such registration statement is not yet effective. RSI is wholly-owned by Dr. Rubin, a director and officer of the Corporation. Pursuant to the terms of the asset purchase agreement, the Corporation is still obligated to pay a royalty and commission to Dr. Rubin on certain products and services sold by the Corporation. The Corporation recognized $4.3 million, $4.3 million and $3.4 million in revenues from the sale of RSI derivative products during the years ended December 31, 2001, 2000 and 1999 respectively. In exchange for the content provided by Dr. Rubin and RSI, the Corporation paid $958,000, $1.0 million and $825,500 in royalties and commissions to Dr. Rubin and RSI during the years ended December 31, 2001, 2000 and 1999 respectively.

        As of October 27, 2000, the Corporation entered into a four-year employment agreement with Dr. Rubin. Pursuant to the terms of the agreement, Dr. Rubin agreed to serve as the full-time Executive Vice President and META Research Fellow of the Corporation. The agreement is automatically renewable for successive one-year periods unless terminated by either party on at least sixty days written notice prior to the end of the then current term. For such services, the agreement provides that Dr. Rubin will be paid an annual salary of $240,000, a monthly bonus based on revenue achieved by certain assets purchased from RSI, and an annual bonus payment of up to an amount determined by the Compensation Committee based on financial performance of assets purchased from RSI. The Corporation may terminate the agreement at any time, without cause, upon thirty days written notice and with cause without any advance notice requirement. Upon termination without cause, and subject to certain conditions, the Corporation shall (i) pay Dr. Rubin an amount in cash and shares equal to that which RSI would have received pursuant to the Asset Purchase Agreement among RSI, Dr. Rubin and the Corporation dated October 27, 2000 had Dr. Rubin not been so terminated and instead continued to be employed by the Corporation for one year after such termination occurred and (ii) provide, for a three-month period following termination, benefits under group heath and life insurance plans.

        In March 1995, the Corporation entered into an exclusive strategic alliance agreement with First Albany Corporation ("First Albany"), a financial services firm. The agreement provides for the distribution of the Corporation's written research and analysis, in its original form or as customized and expanded by First Albany, to First Albany's financial services customers, which include many institutional investors who are large IT users. The agreement restricts the Corporation from marketing its services to any broker dealer or sell-side firm offering services similar to those offered by First Albany. The Corporation is permitted to market and sell Advisory Services directly to First Albany customers. This agreement is annually renewable by First Albany, subject to attainment of specified minimum revenue targets. The Corporation recognized $1 million, $1.03 million and $875,000 in revenues from this arrangement during the years ended December 31, 2001, 2000 and 1999 respectively. In addition, First Albany owned 853,924 shares of Common Stock as of December 31, 2001. George McNamee, a director of the Corporation, is also Chairman and Co-Chief Executive Officer of First Albany Companies, Inc., the holding company of First Albany Corporation.

        In November 1996, the Corporation acquired all the assets of DeBoever Architectures, Inc., an IT architecture planning and implementation advisory services firm wholly owned and managed by Larry DeBoever. The business of DeBoever Architectures, Inc. was merged into the Corporation's portfolio of Advisory Services. In connection with the acquisition, in November 1996 the Corporation loaned $500,000 to Mr. DeBoever pursuant to a Promissory Note and Pledge and Security Agreement (the "Promissory Note"). Under the terms of the Promissory Note, as amended, the principal balance of $500,000, plus 9% interest per annum, was extinguished over the three-year period ended December 31, 2001 as a result of the Corporation's Enterprise Architecture Strategies service meeting certain financial performance criteria through December 31, 2001. During the years ended December 31, 2001 and 2000, the Corporation recognized $213,000 and $426,000, respectively, in expense related to the forgiveness of the Promissory Note. In April 2001, Mr. DeBoever resigned from the Corporation.

        As of March 1, 2001, the Corporation entered into a one-year employment agreement with John A. Piontkowski, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Corporation (the "2001 Piontkowski Agreement"). Pursuant to the terms of the 2001 Piontkowski Agreement, Mr. Piontkwoski agreed to serve as the full-time Chief Financial Officer and Treasurer of the Corporation on an "at-will" basis. For such services, the 2001 Piontkowski Agreement provided that Mr. Piontkowski would be paid a monthly salary of $15,833, a one-time signing bonus of $20,000, a monthly bonus of a maximum of $7,500 up to an aggregate maximum of $75,000, and an additional one-time bonus of up to $45,000 based upon factors to be established by the Compensation Committee of the Board of Directors. This agreement was amended and restated on March 1, 2002 (the "2002 Piontkowski Agreement"). Pursuant to the terms of the 2002 Piontkowski Agreement, Mr. Piontkowski agrees to serve as the full-time Executive Vice President, Chief Financial Officer and Treasurer of the Corporation on an "at-will" basis. For such services, the 2002 Piontkowski Agreement provides that Mr. Piontkowski will be paid a monthly salary of $17,000 and an annual bonus payment of up to an amount determined by the Compensation Committee based on performance and/or other criteria. The 2002 Piontkowski Agreement continues for a term ending on February 28, 2003 and automatically renews for successive one year terms unless terminated by the Corporation or Mr. Piontkowski upon written notice sent no later than 60 days prior to the expiration of the term.

        During the year ended December 31, 2001, the Corporation received $90,994.85 from T. Rowe Price Associates, Inc. in consideration for certain of the Corporation's products and services. As noted elsewhere in this proxy statement, T. Rowe Price Associates, Inc. is the beneficial owner of 9.2% of the Common Stock.

INDEPENDENT AUDITORS FOR 2002

        The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the year ending December 31, 2002. Deloitte & Touche LLP has served as the Corporation's auditors since 1992. It is expected that a representative of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

        The following table sets forth the fees billed to or incurred by the Corporation for professional services rendered by the Corporation's independent auditors to the Corporation in connection with the year ended December 31, 2001:

FEE	AMOUNT
Audit Fees	$343,000
Financial Information Systems Design and Implementation Fees	—
All Other Fees	$202,000

        The independent auditors did not provide any financial information systems design and implementation services during the year ended December 31, 2001. The Audit Committee did consider whether the provision of such services, tax services and all other services (if any) is compatible with the independent auditor's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Corporation's directors, executive officers and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the year ended December 31, 2001 and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in the year ended December 31, 2001.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders must be received at the Corporation's principal executive offices not later than December 24, 2002. Also, the Corporation's By-Laws establish an advance notice procedure regarding stockholder proposals not intended for inclusion in such proxy statement. In general, such proposals must be received at the Corporation's principal executive offices not later than December 24, 2002 and not earlier than November 24, 2002. If a stockholder who wishes to present a proposal fails to notify the Corporation by December 24, 2002, the stockholder would not be entitled to present the proposal at the next Annual Meeting of Stockholders. If, however, notwithstanding the requirements of the Corporation's By-laws, the proposal is brought before the next Annual Meeting of Stockholders, then under the Commission's rules, the proxies solicited by management with respect to the next Annual Meeting of Stockholders will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with the Commission's rules. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by certified mail, return receipt requested, to META Group, Inc., 208 Harbor Drive, Stamford, Connecticut 06912-0061, Attention: Secretary.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, internet, telephone or telegraph following the original solicitation. The Corporation may retain a proxy solicitation firm to assist in the solicitation of proxies. The Corporation will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained.

        The Board of Directors of the Corporation has approved the contents and the sending of this proxy statement.

Please mark your votes as indicated in this example	☒

1.    To elect two (2) members to the Board of Directors as Class I directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

NOMINEES:              01    Dale Kutnick
                            02    Francis J. Saldutti

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:
FOR all nominees listed to the left (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐	2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1, AND DISCRETIONARY AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 2.

Dated:	, 2002

Signature(s) of Stockholder(s)
Signature(s) of Stockholder(s)

Please Print Name Exactly As It Appears on Books of the Corporation:
(Please Print)
(Please Print)
(If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.)

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/metg
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Telephone
1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

META GROUP, INC.

Proxy for Annual Meeting of Stockholders
May 20, 2002

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF META GROUP, INC.

        The undersigned, revoking all prior proxies, hereby appoints John A. Piontkowski and Bruce J. Grobe, and each of them alone, proxies, with full power of substitution, to vote all shares of common stock, par value $.01 per share, of META Group, Inc. (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation, to be held on Monday, May 20, 2002, at 9:00 a.m., local time, at The Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut 06905, and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated April 23, 2002, a copy of which has been received by the undersigned, AND IN THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Attendance of the undersigned at the meeting or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the meeting the intention of the undersigned to vote said shares in person.

FOLD AND DETACH HERE

QuickLinks

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META GROUP, INC. 208 Harbor Drive Stamford, Connecticut 06912-0061
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 20, 2002
April 23, 2002
PROPOSAL I ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
SUMMARY COMPENSATION TABLE(1)
Comparison of Five Year(1) Cumulative Total Return Among META Group, Inc., Nasdaq Market Index and OBS Index
Proxy for Annual Meeting of Stockholders May 20, 2002